Exhibit 99.1

Relay Therapeutics Reports Second Quarter 2020 Financial Results

Cambridge, MA – August 27, 2020 – Relay Therapeutics, Inc. (Nasdaq: RLAY), a clinical-stage precision medicine company transforming the drug discovery process by leveraging unparalleled insights into protein motion, today reported second quarter 2020 financial results.

“2020 has been a transformational year thus far for Relay Therapeutics,” said Sanjiv Patel, M.D., president and chief executive officer of Relay Therapeutics. “In January, we transitioned into a clinical-stage company advancing our first medicine, RLY-1971, into clinical development. Additionally, this year we grew our team by 25 percent, completed our IPO and advanced our second medicine, RLY-4008 into clinical development. With the team and balance sheet we have in place, we look forward to executing on our mission of bringing transformative medicines to patients suffering from debilitating and life-threatening diseases.”

Second Quarter Financial Highlights

Cash and Cash Equivalents: Cash, cash equivalents and investments totaled $312 million as of June 30, 2020, which excludes the gross proceeds of $460 million from the Company’s initial public offering, compared to $356 million as of December 31, 2019. The Company expects its current cash and cash equivalents, inclusive of IPO net proceeds, will be sufficient to fund its current operating plan into 2023.

R&D Expenses: Research and development expenses were $22 million for the second quarter of 2020, as compared to $16 million for the second quarter of 2019. This increase was primarily due to clinical trial expenses associated with RLY-1971, which commenced in 2020, and additional external costs associated with our pre-clinical candidates. These increases were partially offset by a decrease in laboratory supplies and other costs due to lower capacity as a result of the COVID-19 pandemic. Research and development expenses included $1.3 million in stock-based compensation expenses for the second quarter of 2020.

G&A Expenses: General and administrative expenses were $6 million for the second quarter of 2020, as compared to $4 million for the second quarter of 2019. This increase was primarily due to higher personnel costs, including non-cash stock-based compensation, to support our infrastructure. General and administrative expenses included $1.7 million in stock-based compensation expenses for the second quarter of 2020.

Net Loss: Net loss was $27 million for the second quarter of 2020, or a net loss per share of $6.06, as compared to a net loss of $18 million for the second quarter of 2019, or a net loss per share of $5.28.

About Relay Therapeutics

Relay Therapeutics (Nasdaq: RLAY) is a clinical-stage precision medicines company transforming the drug discovery process with the goal of bringing life-changing therapies to patients. Built on unparalleled insights into protein motion and how this dynamic behavior relates to protein function, Relay Therapeutics aims to effectively drug protein targets that have previously been intractable, with an initial focus on enhancing small molecule therapeutic discovery in targeted oncology. The Company’s Dynamo platform integrates an array of leading-edge experimental and computational approaches to provide a differentiated understanding of protein structure and motion to drug these targets. For more information, please visit www.relaytx.com or follow us on Twitter.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements regarding its: strategy, business plans and focus; plans and timelines for the clinical development of RLY-4008 and RLY-1971, including expectations regarding timing and success of the current ongoing clinical trials, therapeutic potential and clinical benefits thereof; expectations regarding upcoming milestones for the Company’s other product candidates; growth as a company; expectations regarding current and future interactions with the U.S. Food and Drug Administration (FDA); uses of capital, expenses and other 2020 financial results or in the future, and the potential impact of COVID-19 on patient retention, strategy, future operations, clinical trials and preclinical development. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our clinical trials, strategy and future operations; the delay of any current or planned clinical trials or the development of the Company’s drug candidates, including, but not limited to, RLY-1971 and RLY-4008; the risk that the results of our clinical trials may not be predictive of future results in connection with future clinical trials; the Company’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Company’s planned interactions with regulatory authorities; and obtaining, maintaining and protecting its intellectual property. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the final prospectus dated July 16, 2020 and filed pursuant to Rule 424(b) under the Securities of 1933, as amended, with the Securities and Exchange Commission, as well as discussions of potential risks, uncertainties, and other important factors in Relay Therapeutics’ subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Relay Therapeutics’ views only as of today and should not be relied upon as representing its views as of any subsequent date. Relay Therapeutics explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Contact:

Pete Rahmer, Head of Investor Relations and Communications

617-322-0715

prahmer@relaytx.com

Media:

Dan Budwick

1AB

973-271-6085

dan@1abmedia.com

Relay Therapeutics, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2020	2019	2020	2019

Operating expenses:
Research and development expenses	$21,666	$16,397	$43,363	$29,643
General and administrative expenses	6,053	3,508	10,814	6,664

Total operating expenses	27,719	19,905	54,177	36,307

Loss from operations	(27,719)	(19,905)	(54,177)	(36,307)
Other income (expense):
Interest income	998	2,368	2,570	4,645
Other expense	(3)	—	(3)	(57)

Total other income (expense), net	995	2,368	2,567	4,588

Net loss	$(26,724)	$(17,537)	$(51,610)	$(31,719)

Net loss per share, basic and diluted	$(6.06)	$(5.28)	$(12.06)	$(9.90)

Weighted average shares of common stock, basic and diluted	4,408,470	3,321,045	4,281,169	3,205,103

Relay Therapeutics, Inc.

Selected Condensed Consolidated Balance Sheet Data

(In thousands)

(Unaudited)

	June 30, 2020	December 31, 2019

Cash, cash equivalents and investments	$312,206	$355,816
Working capital (1)	303,100	348,550
Total assets	348,035	393,068
Total liabilities	35,646	35,725
Convertible preferred stock	537,781	537,781
Total stockholders’ deficit	348,035	393,068
Restricted cash	878	878

(1)	Working capital is defined as current assets less current liabilities.